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                              EARTHLINK NETWORK, INC.
                                AMENDED AND RESTATED
                        CONVERTIBLE SECURITIES VESTING PLAN

                                     BACKGROUND

It having been previously brought to the attention of the Board of Directors (the "Board") that outstanding warrants, non-plan options and plan-based options for the purchase of shares of the Company's capital stock held by the Company's officers and directors set forth on Schedule I hereto (collectively, the "Convertible Securities") do not contain the appropriate change-in-control vesting provisions which the Board believed to be in effect, the Board directed the Company's officers to investigate the provisions of the Convertible Securities and report their findings to the Board. The report indicates that the Convertible Securities, in fact, do not contain the change-in-control vesting provisions which the Board believed to be in effect and which the Board considers necessary to protect the interests of the holders in the event of a change-in-control of the Company. Furthermore, the report indicates that the Company's 1995 Stock Option Plan also fails to contain a change-in-control vesting provision applicable to the Convertible Securities issued and issuable thereunder.

The Board notes that the industry in which the Company primarily conducts business, namely the Internet service provider and telecommunications industry, is undergoing a transformation characterized most notably by acquisitions, buy-outs, mergers and consolidations of, by and between traditional industry members and non-traditional market entrants. It is the Board's belief that because of these industry characteristics, change-in-control provisions which accelerate vesting of purchase rights are standard in the industry.

                                   DETERMINATION

Upon consideration of the above background information, the Board deems it to be in the Company's and its stockholders' best interest to amend the vesting schedules of the Convertible Securities so that unvested purchase rights accelerate and become fully vested and exercisable upon a change-in-control event, as described below. The Board believes it is crucial for its directors and senior executives to be protected against such change-in-control events.

The Board therefore adopts this Convertible Securities Vesting Plan (the "Plan") and hereby authorizes and directs the officers of the Company, working with the Company's legal counsel and accountants, to take such action as is necessary to amend the vesting schedules of the Convertible Securities to include the change-in-control provision and further amend the Convertible Securities as necessary to remove and/or alter provisions which may conflict with the change-in-control provision.

The Board notes that as of the date of this Plan, the Company has not entered into a business combination transaction with any party, nor does the Company currently contemplate entering into such a transaction with any specific party in the foreseeable future.

                      ADOPTION OF CHANGE-IN-CONTROL PROVISION

The vesting schedules of the Convertible Securities shall be amended to include substantially the following provision but with such modifications as are necessary to comport with the balance of the instrument as may be determined by the Company's officers:

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     Upon a Change-in-Control, all unvested purchase rights granted in this instrument shall immediately vest and become exercisable notwithstanding the vesting schedule otherwise contemplated by this instrument.

     "Change-in-Control" shall mean the occurrence of any of the following events: (a) the execution of an agreement for the sale of all, or a material portion, of the assets of the Company; (b) the execution of an agreement for a merger or recapitalization of the Company, or any merger or recapitalization whereby the Company is not the surviving entity; (c) the acquisition, directly or indirectly, of the beneficial ownership of 25% or more of the outstanding voting securities of the Company by any "person" (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder); or (d) a change of control of the Company as determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing, none of the transactions contemplated by that certain Investment Agreement, dated as of February 10, 1998, among Steven Corporation, a Kansas corporation, Steven Communications Company, LP, a Delaware limited partnership, the Company, Newco, Inc., a Delaware corporation and Newco Sub, a Delaware corporation (the "Investment Agreement" or any Ancillary Agreements, as defined in the Investment Agreement (including, without limitation) the conversion of the Convertible Preferred Stock and/or the Convertible Notes, each as defined in the Investment Agreement) either individually or in the aggregate, shall be deemed to be a "Change in Control", unless it constitutes a Business Combination that is not a Discriminatory Transaction, as defined in the Investment Agreement.